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                                                                    EXHIBIT 5.1

                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 745-8600
                           FACSIMILE: (212) 735-8708


                                August 30, 1999

Cytoclonal Pharmaceutics Inc.
9000 Harry Hines Boulevard
Suite 621
Dallas, Texas  75235

         RE:      CYTOCLONAL PHARMACEUTICS INC.
                  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         In our capacity as counsel to Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), we have been requested to render this opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, therein registering an additional 750,000 stock options ("Stock Options") and a like number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company issuable thereunder granted or available for grant pursuant to Amendment No. 1 to the Company's 1996 Stock Option Plan.

         In furnishing our opinion, we have examined the Certificate of Incorporation, as amended, of the Company, and such other instruments and documents as we have deemed relevant and necessary as the basis for our opinion expressed herein. We have examined originals or certified, conformed, or photostatic copies of all documents, the authenticity of which has been established to our satisfaction. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, the legal capacity of all natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock issuable upon exercise of the Stock Options have been duly authorized and, when paid for and issued in accordance with the terms of the Stock Options, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,


                                     /s/ Morrison Cohen Singer & Weinstein, LLP
                                     ------------------------------------------
                                     Morrison Cohen Singer & Weinstein, LLP